EXHIBIT 4.18


                               GUARANTEE AGREEMENT



                      [Comcast Cable Communications, Inc.]
                  [Comcast Cable Communications Holdings, Inc.]
                          [Comcast Cable Holdings, LLC]
                            [Comcast MO Group, Inc.]



                          Dated as of [______________]


                                TABLE OF CONTENTS

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                                                                            PAGE


                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

Section 1.01.  Definitions and Interpretation..................................5

                                    ARTICLE 2
                               TRUST INDENTURE ACT

Section 2.01.  Trust Indenture Act; Application................................8
Section 2.02.  Lists of Holders of Securities..................................8
Section 2.03.  Reports by the Guarantee Trustee................................8
Section 2.04.  Periodic Reports by the Guarantee Trustee.......................8
Section 2.05.  Evidence of Compliance with Conditions Precedent................9
Section 2.06.  Events of Default; Waiver.......................................9
Section 2.07.  Event of Default; Notice........................................9

                                    ARTICLE 3
           POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE AND HOLDERS

Section 3.01.  Powers and Duties of the Guarantee Trustee......................9
Section 3.02.  Certain Rights of Guarantee Trustee............................11
Section 3.03.  Not Responsible for Recitals or Issuance of Guarantee..........13
Section 3.04  Rights of Holders...............................................13

                                    ARTICLE 4
                                GUARANTEE TRUSTEE

Section 4.01.  Guarantee Trustee; Eligibility.................................14
Section 4.02.  Appointment, Removal and Resignation of Guarantee Trustee......14

                                    ARTICLE 5
                                   GUARANTEES

Section 5.01.  Guarantees.....................................................15
Section 5.02.  Guarantee Unconditional........................................16
Section 5.03.  Discharge; Reinstatement.......................................16
Section 5.04.  Waiver by the Cable Guarantors.................................17
Section 5.05.  Subrogation and Contribution...................................17
Section 5.06.  Stay of Acceleration...........................................17


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Section 5.07.  Limitation on Amount of Guarantee..............................17
Section 5.08.  Release of Guarantee...........................................17

                                    ARTICLE 6
                                 INDEMNIFICATION

Section 6.01.  Exculpation....................................................18
Section 6.02.  Indemnification................................................18

                                    ARTICLE 7
                                  MISCELLANEOUS

Section 7.01.  Successors and Assigns.........................................19
Section 7.02.  Amendments.....................................................19
Section 7.03.  Notices........................................................19
Section 7.04.  Benefit........................................................20
Section 7.05.  Governing Law..................................................20
Section 7.06.  Counterparts...................................................20


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                               GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Guarantee"), dated as of [             ], is
executed and delivered by [Comcast Cable Communications, Inc., a Delaware corporation (excluding its Subsidiaries, "Comcast Cable Communications"),] [Comcast Cable Communications Holdings, Inc., a Delaware corporation (excluding its Subsidiaries, "Comcast Cable Communications Holdings"),] [Comcast Cable Holdings, LLC, a Delaware limited liability company (excluding its Subsidiaries, "Comcast Cable Holdings") and] [Comcast MO Group, Inc., a Delaware corporation (excluding its Subsidiaries, "Comcast MO Group"] and collectively with [Comcast Cable Communications,] [Comcast Cable Communications Holdings and] [Comcast
Cable Holdings], the "Cable Guarantors") and [           ], a [New York] banking
corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Company Securities (as defined herein) of Comcast Corporation, a Pennsylvania corporation (the "Company").

     WHEREAS, each Cable Guarantor is a Wholly-Owned Subsidiary of the Company;

     WHEREAS, pursuant to the provisions of a [Warrant Agreement] [Purchase
Contract Agreement] [Unit Agreement] (the "Agreement") dated [             ]
between the Company and [           ], the Company is issuing on the date hereof
[number and title] [Warrants] [Purchase Contracts] [Units] (the "Company Securities")

     WHEREAS, as incentive for the Holders to purchase the Company Securities, each Cable Guarantor desires irrevocably, fully and unconditionally, jointly and severally, to the extent set forth in this Guarantee, to guarantee the full and punctual payment whether at maturity, upon redemption, or otherwise, of each Guaranteed Obligation as herein after defined, to the Holders of the Company Securities.

     WHEREAS, in consideration of the financial and other support that the Company has provided, and such financial and other support as the Company may in the future provide, to each Cable Guarantor, such Cable Guarantor is willing to enter into this Guarantee;

     NOW, THEREFORE, in consideration of the purchase by each Holder of Company Securities, which purchase each Cable Guarantor hereby agrees shall benefit such Cable Guarantor, such Guarantor executes and delivers this Guarantee for the benefit of the Holders.


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                                   Article 1

                         DEFINITIONS AND INTERPRETATION

     Section 1.01. Definitions and Interpretation.

     In this Guarantee, unless the context otherwise requires:

     (a) Capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

     (b) a term defined anywhere in this Guarantee has the same meaning throughout;

     (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

     (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

     (f) a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Business Day" means any day other than a day on which banking institutions in the City of New York, New York are authorized or required by any applicable law to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests, whether now outstanding or issued after the date hereof, including, without limitation, all Common Stock and Preferred Stock.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such common stock.


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     "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at [ ].

     "Covered Person" means any Holder or beneficial owner of Company
Securities.

     "Event of Default" means a default by any Cable Guarantor on any of its payment or other obligations under this Guarantee.

     "Guarantee Trustee" means [ ], a [New York] banking corporation, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

     "Holder" shall mean any holder, as registered on the books and records of the Company of any Company Securities; provided, however, that, in determining whether the holders of the requisite percentage of Company Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include any Cable Guarantor or any Affiliate of any Cable Guarantor.

     "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.


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     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such preferred or preference stock.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of all votes represented by all classes of outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any person, such Subsidiary if all of the outstanding common stock or other similar equity ownership interests (but not including preferred stock) in such Subsidiary (other than any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such person.


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                                   Article 2
                               TRUST INDENTURE ACT

     Section 2.01. Trust Indenture Act; Application.

     (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions; and

     (b) if and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.02. Lists of Holders of Securities.

     (a) The Cable Guarantors shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Company Securities ("List of Holders") as of such date, (i) within 1 Business Day after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Cable Guarantors of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee provided, that the Cable Guarantors shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Cable Guarantors. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

     SECTION 2.03. Reports by the Guarantee Trustee.

     Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Company Securities such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     Section 2.04. Periodic Reports by the Guarantee Trustee.

     The Cable Guarantors shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.


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     Section 2.05. Evidence of Compliance with Conditions Precedent.

     The Cable Guarantors shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     Section 2.06. Events of Default; Waiver.

     The Holders of a majority of outstanding Company Securities may, by vote, on behalf of the Holders of all of the Company Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 2.07. Event of Default; Notice.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Company Securities, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Company Securities.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Guarantee Trustee charged with the administration of the Guarantee shall have obtained actual knowledge.

                                   Article 3
           POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE AND HOLDERS

     Section 3.01. Powers and Duties of the Guarantee Trustee.

     (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Company Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Company Securities exercising his or her rights pursuant to Section 3.04(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its


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appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Company Securities.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a


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          duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of outstanding Company Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

          (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

     Section 3.02. Certain Rights of Guarantee Trustee.

     (a) Subject to the provisions of Section 3.01:

          (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Cable Guarantors contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate.

          (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely


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     upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Cable Guarantors.

          (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

          (v) The Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Cable Guarantors or any Affiliate of a Cable Guarantor and may include any employees of a Cable Guarantor. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

          (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

          (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.


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          (ix) Any action taken by the Company Guarantee Trustee or its agents hereunder shall bind the Holders of the Company Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a majority of outstanding Company Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

     (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

     Section 3.03. Not Responsible for Recitals or Issuance of Guarantee.

     The recitals contained in this Guarantee shall be taken as the statements of the Cable Guarantors, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

     Section 3.04. Rights of Holders.

     (a) Holders of a majority of outstanding Company Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

     (b) If the Guarantee Trustee fails to enforce such Guarantee, any Holder of Company Securities may institute a legal proceeding directly against any Cable Guarantor to enforce the Guarantee Trustee's rights under this Guarantee, without


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first instituting a legal proceeding against the Company, the Guarantee Trustee or any other person or entity.

                                   Article 4
                                GUARANTEE TRUSTEE

     Section 4.01. Guarantee Trustee; Eligibility.

     (a) There shall at all times be a Guarantee Trustee which shall:

          (i) not be an Affiliate of any Cable Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Cable Guarantors shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 4.02. Appointment, Removal and Resignation of Guarantee Trustee.

     (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Cable Guarantors.

     (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee has been appointed and has


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accepted such appointment by written instrument executed by such Successor
Guarantee Trustee and delivered to the Cable Guarantors.

     (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Cable Guarantors, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Cable Guarantors and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Cable Guarantors of an instrument of removal or resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

     (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

     (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Cable Guarantors shall pay to the Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                   Article 5
                                   GUARANTEES

     Section 5.01. Guarantees. Subject to the provisions of this Article, each Cable Guarantor hereby irrevocably, fully and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of each Guaranteed Obligation as hereinafter defined. Upon failure by the Company to pay punctually any Guaranteed Obligation, a Cable Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the instrument evidencing such Guaranteed Obligation. "Guaranteed Obligations" means (i) all amounts payable by the Company from time to time pursuant to the Agreement (including, without limitation, any interest ("Post-Petition Interest") which accrues (or which would accrue but for such case, proceeding or action) after the commencement of any case, proceeding or other action relating to the


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bankruptcy, insolvency or reorganization of the Company (whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action) with respect to such amounts) and (ii) any renewals, refinancings or extensions of any of the foregoing (including Post-Petition Interest).

     Section 5.02. Guarantee Unconditional. The obligations of each Cable Guarantor hereunder with respect to the Guaranteed Obligations are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Agreement by operation of law or otherwise;

     (b) any modification or amendment of or supplement to the Agreement;

     (c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Agreement;

     (d) the existence of any claim, set-off or other rights which any Cable Guarantor may have at any time against the Company, the Holders of the Company Securities, any other Cable Guarantor or any other Person, whether in connection herewith or an unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

     (e) any invalidity, irregularity or unenforceability relating to or against the Company for any reason of the Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of any amounts payable by the Company pursuant to the Agreement; or

     (f) any other act or omission to act or delay of any kind by the Company, the Holders of the Company Securities or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Cable Guarantor's obligations hereunder.

     Section 5.03. Discharge; Reinstatement. Each Cable Guarantor's obligations hereunder will remain in full force and effect until all Guaranteed Obligations shall have been paid in full. If at any time any payment of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Cable Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

     Section 5.04. Waiver by the Cable Guarantors. Each Cable Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against such Cable Guarantor, the Company or any other Person.

     Section 5.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Cable Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Cable Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Cable Guarantor, with respect to such payment so long as any Guaranteed Obligation under remains unpaid.

     Section 5.06. Stay of Acceleration. If acceleration of the time of any Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such Guaranteed Obligations otherwise subject to acceleration under the terms of the Agreement shall nonetheless be payable by the Cable Guarantors hereunder forthwith on demand by the Guarantee Trustee. If the Guarantee Trustee fails to enforce such Guarantee any Holder of Company Securities may institute a legal proceeding directly against any Cable Guarantors to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Company the Guarantee Trustee or any other Person or entity.

     Section 5.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Cable Guarantor hereby confirms that it is the intention of all such parties that the Guarantee of such Cable Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law. To effectuate that intention, the obligations of each Cable Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.

     Section 5.08. Release of Guarantee. The Guarantee of a Cable Guarantor will terminate upon the sale or other disposition (including by way of consolidation or merger) of the Cable Guarantor or the sale or disposition of all or substantially all the assets of the Cable Guarantor (in each case other than to a

Guarantor or a Person who, prior to such sale or other disposition, is an Affiliate of a Cable Guarantor).

                                   Article 6
                                 INDEMNIFICATION

     Section 6.01. Exculpation.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to a Cable Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) Each Indemnified Person shall be fully protected in relying in good faith upon the records of the Cable Guarantors and upon such information, opinions, reports or statements presented to the Cable Guarantors by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Cable Guarantors, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Holders of Company Offered Securities might properly be paid.

     Section 6.02. Indemnification.

     Each Cable Guarantor agrees to indemnify, on a joint and several basis, each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 6.02 shall survive the termination of this Guarantee.

                                   Article 7
                                  MISCELLANEOUS

     Section 7.01. Successors and Assigns.

     Subject to Section 5.08, hereof all guarantees and agreements contained in this Guarantee shall bind the respective successors, assigns, receivers, trustees and representatives of the Cable Guarantors and shall inure to the benefit of the Holders of the Company Securities then outstanding.

     Section 7.02. Amendments.

     Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of at least a majority of outstanding Company Securities.

     Section 7.03. Notices.

     All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

     (a) given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Company Securities):


     [                                                                       ]:
Corporate Trust Trustee Administration

     (b) given to a Cable Guarantor, at such Guarantor's mailing address set forth below (or such other address as such Cable Guarantor may give notice of to the Holders of the Company Securities):

     Comcast Cable Communications, Inc., 1500 Market Street, Philadelphia, Pennsylvania 19102-2148 Attention:

     Comcast Cable Communications Holdings, Inc., 1500 Market Street, Philadelphia, Pennsylvania 19102-2148 Attention:

     Comcast Cable Holdings, LLC, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148 Attention:

     Comcast MO Group, Inc., 1500 Market Street, Philadelphia, Pennsylvania 19102-2148 Attention:

     (c) given to any Holder of Company Securities, at the address set forth on the books and records of the Company.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 7.04. Benefit.

     This Guarantee is solely for the benefit of the Holders of the Company Securities and, subject to Section 3.01(a), is not separately transferable from the Company Securities.

Section 7.05.  Governing Law.

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 7.06. Counterparts.

     This Guarantee may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     THIS GUARANTEE is executed as of the day and year first above written.


                                            [COMCAST CABLE
                                            COMMUNICATIONS, INC.]

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            [COMCAST CABLE COMMUNICATIONS
                                            HOLDINGS, INC.]

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            [COMCAST CABLE HOLDINGS, INC.]

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            [COMCAST MO GROUP, INC.]

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            [                                ],
                                            as Guarantee Trustee

                                            By:
                                                --------------------------------
                                                Name:
                                                Title: